EXHIBIT 10.20





                               GENERAL MILLS, INC.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN OF 1993















                         As Amended Through July 1, 2000

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                               GENERAL MILLS, INC.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN OF 1993


1.       PURPOSE OF THE PLAN

         The purpose of the General Mills, Inc. Stock Option and Long-Term Incentive Plan of 1993 (the "Plan") is to attract and retain able employees by rewarding employees of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. owns an equity interest of 25% or more) (collectively, the "Company") who are responsible for the growth and sound development of the business of the Company, and to align the interests of all employees with those of the stockholders of the Company.


2.       EFFECTIVE DATE, DURATION AND SUMMARY OF PLAN

         A.       Effective Date and Duration

                  This Plan shall become effective as of September 20, 1993, subject to the approval of the stockholders of the Company at the Annual Meeting on September 20, 1993. Awards may be made under the Plan until October 1, 1998.

         B.       Summary of Option Provisions for Participants

                  The stock option that will be awarded to employees under this Plan gives a right to an employee to purchase at a future date shares of General Mills, Inc. common stock at a fixed price. As an employee, you will receive an "option certificate" in your own name, which will contain the term and other conditions of the option grant. In general, each certificate will state the number of shares of General Mills that you can purchase from the Company, the price at which you can purchase the shares, and the date you can make your purchase. You will not have any taxable income when you receive the option certificate.

                  The price at which you may buy the General Mills shares will be equal to the market price of the Company shares on the New York Stock Exchange as of the day the option was awarded to you. If, during the period that you must hold the option certificate before you can use it, the price of General Mills stock has risen, you will make a gain on exercising the option certificate equal to the difference between the price shown on the option certificate and the market price of General Mills shares on the date you use your option to buy shares under the terms of the option certificate. This gain is taxable to you.

                  You will never be obligated to buy shares of General Mills if you do not wish to do so. After the necessary holding period before you can use the certificate, you can continue to hold the option certificate as an employee for up to ten years and one month before making the decision whether or not to buy shares of General Mills. After the full term of ten years and one month, the


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                  rights under the certificate will lapse and cannot then be used by the employee.

                  In general, you cannot sell or assign the option certificate to any other person, and the specific provisions which cover your rights in the option certificate are covered in the full text of the Plan.


3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall be comprised solely of non-employee, independent members of the Board of Directors (the "Board") appointed in accordance with the Company's Certificate of Incorporation. Subject to the provisions of Section 14, the Committee shall have authority to adopt rules and regulations for carrying out the purpose of the Plan, select the employees to whom Awards will be made ("Participants"), determine the number of shares to be awarded and the other terms and conditions of Awards in accordance with the Plan provisions and interpret, construe and implement the provisions of the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so permits, without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the 1934 Act (or any successor provisions) provided by Rule 16b-3, the Committee may delegate its duties under the Plan in whole or in part, on such terms and conditions, to the Chief Executive Officer and to other senior officers of the Company; provided further, that only the Committee may select and make other decisions as to Awards to Participants who are subject to Section 16 of the 1934 Act and to other executives of the Company. The Committee (or its permitted delegate) may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to any Award under the Plan in the manner and to the extent it deems necessary. Decisions of the Committee (or its permitted delegate) shall be final, conclusive and binding upon all parties, including the Company, stockholders and Participants.


4.       COMMON STOCK SUBJECT TO THE PLAN

         The shares of common stock of the Company ($.10 par value) ("Common Stock") to be issued upon exercise of a Stock Option, awarded as Restricted Stock, or issued upon expiration of the restricted period for Restricted Stock Units, may be made available from the authorized but unissued Common Stock, shares of Common Stock held in the Company's treasury, or Common Stock purchased by the Company on the open market or otherwise. Approval of the Plan by the stockholders of the Company shall constitute authorization to use such shares for the Plan.

         The Committee, in its discretion, may require as a condition to the grant of Stock Options, Restricted Stock or Restricted Stock Units (collectively, "Awards"), the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such Awards, if such deposit is not made or maintained during the required holding period or the applicable restricted period. Such shares of deposited Common Stock may not be otherwise sold, pledged or disposed of during the applicable


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         holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option shall be restricted in any manner.

         Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares of Common Stock authorized under the Plan for which Awards may be granted under the Plan is 8,000,000; provided that if during the term of the Plan the Company repurchases shares of Common Stock, on the open market or otherwise and in compliance with the rules and regulations of the Securities and Exchange Commission, additional Awards may be granted equal to the number of shares repurchased, subject that no more than 4,000,000 additional shares of Common Stock shall be authorized for Awards hereunder; and provided further that the total number of shares of Common Stock that shall be available for Restricted Stock and Restricted Stock Unit Awards under the Plan shall be limited to 4% of the total shares authorized for Award hereunder. The number of shares of Common Stock subject to Stock Options granted under this Plan to any one Participant shall not exceed 10% of the total number of shares of Common Stock which may be issued under this Plan. Upon the expiration, forfeiture, termination or cancellation, in whole or in part, of unexercised Stock Options, or forfeiture of Restricted Stock or Restricted Stock Units, the shares of Common Stock subject thereto shall again be available for Awards under the Plan.

         In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Plan, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Stock Option and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Stock Option; provided, that the number of shares of Common Stock subject to any Award shall always be a whole number.


5.       ELIGIBLE PERSONS

         Only persons who are employees of the Company and, except as expressly approved by the Committee, having three or more years of service, shall be eligible to receive Awards under the Plan ("Participants"). No Award shall be made to any member of the Committee or any other non-employee director of the Company.


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6.       PURCHASE PRICE OF STOCK OPTIONS

         The purchase price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant. "Fair Market Value" as used in the Plan shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on the applicable date.


7.       STOCK OPTION TERM AND TYPE

         The term of any Stock Option as determined by the Committee shall not exceed 10 years and one month from the date of grant and shall expire as of the close of business on the last day of the designated term, unless terminated earlier under the provisions of the Plan. Stock Option grants under the Plan shall be Non-Qualified Stock Options governed by section 83 of the Internal Revenue Code of 1986, as amended (the "Code").


8.       EXERCISE OF STOCK OPTIONS

         Except as provided in Sections 12 and 13 (Change of Control and Termination of Employment), each Stock Option may be exercised only after five years of the Participant's continued employment with the Company.

         A Participant exercising a Stock Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company. At the time of purchase, the Participant shall tender the full purchase price of the shares purchased. Until such payment has been made and a certificate or certificates for the shares purchased has been issued in the Participant's name, the Participant shall possess no stockholder rights with respect to such shares. Payment of such purchase price shall be made to the Company, subject to any applicable rule or regulation adopted by the Committee:

                  (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

                  (ii) through the delivery of shares of Common Stock owned by the Participant; or

                  (iii)    by a combination of (i) and (ii) above.

         For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.


9.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         With respect to Awards of Restricted Stock and Restricted Stock Units, the Committee shall:


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                  (i)      select Participants to whom Awards will be made,
                           provided that Restricted Stock Units may only be awarded to those employees of the Company who are employed in a country other than the United States;

                  (ii) determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded;

                  (iii) determine the length of the restricted period, which shall be no less than three years;

                  (iv) determine the purchase price, if any, to be paid by the Participant for Restricted Stock or Restricted Stock Units; and

                  (v) determine any restrictions other than those set forth in this Section 9.

                  Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of stock certificates, and may be held in escrow.

                  Subject to the restrictions set forth in this Section 9, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

                  Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to and register in the name of each such Participant a certificate for that number of shares of Common Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; provided, however, that quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock.

                  Subject to the provisions of Section 12, for awards of Restricted Stock or Restricted Stock Units which have a deposit requirement, a Participant will be eligible to vest only in those shares of Restricted Stock or Restricted Stock Units for which personally-owned shares are on deposit with the Company as of the date the Participant's employment with the Company terminates.


10.      NON-TRANSFERABILITY

         Except as otherwise provided in Section 9, no shares of Restricted Stock and no Restricted Stock Units shall be sold, exchanged, transferred, pledged, or otherwise disposed of during the restricted period. No Stock Options granted under this Plan shall be transferable by a Participant


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         otherwise than (i) by the Participant's last will and testament or (ii)
         by the applicable laws of descent and distribution, and such Stock Options shall be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative. Other than as set forth herein, no Award under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.


11.      WITHHOLDING TAXES

         It shall be a condition to the obligation of the Company to deliver shares upon the exercise of a Stock Option, the vesting of Restricted Stock or Restricted Stock Units and the corresponding issuance of shares of unrestricted Common Stock, that the Participant pay to the Company cash in an amount equal to all federal, state, local and foreign withholding taxes required to be collected in respect thereof.

         Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a Participant may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares of Common Stock to be issued, all or a portion of such number of shares as shall be sufficient to satisfy the withholding obligation, provided that in the case of the vesting of Restricted Stock or Restricted Stock Units, the number of shares of Common Stock to be issued equals or exceeds 500.


12.      CHANGE OF CONTROL

         Each outstanding Stock Option shall become immediately and fully exercisable for a period of one (1) year following the date of the following occurrences, each constituting a "Change of Control":

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause
                  (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting


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                  securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business


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                  Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         After such one (1) year period the normal option exercise provisions of the Plan shall govern. In the event a Participant is terminated as an employee of the Company or a subsidiary within two (2) years of any of the events specified in (a), (b), (c) or (d), all outstanding Stock Options at that date of termination shall become immediately exercisable for a period of six (6) months, subject to the provisions of Section 7.

         With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights: (a) said deposit requirement shall be terminated as of the date of the Change of Control and any such deposited stock shall be promptly returned to the Participant; and (b) any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse.

         In the event of a Change of Control, a Participant shall vest in all shares of Restricted Stock and Restricted Stock Units, effective as of the date of such Change of Control, and any deposited shares of Common Stock shall be promptly returned to the Participant.


13.      TERMINATION OF EMPLOYMENT

         A.       Resignation or Termination for Cause

                  If the Participant's employment by the Company is terminated by either

                  (i)      the voluntary resignation of the Participant, or

                  (ii) a Company discharge due to Participant's illegal activities, poor work performance, misconduct or violation of the Company's policies or practices,

                  then Participant's Stock Options shall terminate three months after such termination (but in no event beyond the original full term of the Stock Options) and no Stock Options shall become exercisable after such termination, and all shares of Restricted Stock and Restricted Stock Units which are subject to restriction on the date of termination shall be forfeited.

         B.       Other Termination

                  If the Participant's employment by the Company terminates for any reason other than specified in Sections 12, 13 A, C, D or E, the following rules shall apply:


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                  (i)      In the event that, at the time of such termination,
                           the sum of the Participant's age and service with the Company equals or exceeds 70, the Participant's outstanding Stock Options shall continue to become exercisable, and shares of Restricted Stock and Restricted Stock Units subject to share deposit requirements shall continue to vest, each according to the schedule established at the time of grant, unless otherwise provided in the applicable Award agreement. Shares of Restricted Stock and Restricted Stock Units not subject to share deposit requirements shall fully vest as of the date of termination. Stock Options shall remain exercisable for the remaining full term of such Stock Options.

                  (ii) In the event that, at the time of such termination, the sum of Participant's age and service with the Company is less than 70, Participant's outstanding unexercisable Stock Options and unvested Restricted Stock and Restricted Stock Units shall become exercisable or vest, as the case may be, as of the date of termination, in a pro-rata amount based on the full months of employment completed during the full vesting period from the date of grant to the date of termination with such newly-vested Stock Options and Stock Options exercisable on the date of termination remaining exercisable for the lesser of one year from the date of termination and the original full term of the Stock Option. All other Stock Options, shares of Restricted Stock and Restricted Stock Units shall be forfeited as of the date of termination. Provided, however, that if the Participant is an executive officer of the Company, the Participant's outstanding Stock Options which, as of the date of termination are not yet exercisable, shall become exercisable effective as of the date of such termination and, with all outstanding Stock Options already exercisable on the date of termination, shall remain exercisable for the lesser of one year following the date of termination and the original full term of the Stock Option, and all shares of Restricted Stock and Restricted Stock Units shall vest as of the date of termination.

         C.       Death

                  If a Participant should die while employed by the Company, any Stock Option previously granted under this Plan may be exercised by the person designated in such Participant's last will and testament or, in the absence of such designation, by the Participant's estate, to the full extent that such Stock Option could have been exercised by such Participant immediately prior to death. Further, with respect to outstanding Stock Option grants which, as of the date of death, are not yet exercisable, any such option grant shall vest and become exercisable in a pro-rata amount, based on the full months of employment completed


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                  during the full vesting period of the Stock Option from the date of grant to the date of death.

                  With respect to Stock Option grants which require the deposit of owned Common Stock as a condition to obtaining exercise rights, in the event a Participant should die while employed by the Company, said Stock Options may be exercised as provided in the first paragraph of this Section 13C, subject to the following special conditions:

                  (i) any restrictions on the sale of shares issued in respect of any such Stock Option shall cease; and

                  (ii) any owned Common Stock deposited by the Participant pursuant to said grant shall be promptly returned to the person designated in such Participant's last will and testament or, in the absence of such designation, to the Participant's estate, and all requirements regarding deposit by the Participant shall be terminated.

                  A Participant who dies during any applicable restricted period shall vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date of death. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of death, as a percentage of the applicable restricted period.

         D.       Retirement

                  The Committee shall determine, at the time of grant, the treatment of the Stock Option upon the retirement of the Participant. Unless other terms are specified in the original Stock Option grant, if the termination of employment is due to a Participant's retirement on or after age 55, the Participant may exercise a Stock Option, subject to the original terms and conditions of the Stock Option, including any Stock Option granted under the Plan prior to such retirement. With respect to Stock Option grants which require the deposit of owned Common Stock as a condition to obtaining rights, any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse at the date of any such retirement.

                  A Participant who retires on or after the date he or she attains age 65 shall fully vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the date of retirement (unless any such award specifically provides otherwise).

                  A Participant who takes early retirement (after age 55, but prior to age 65) during any applicable restricted period may elect either of the following alternatives with respect to Restricted Stock or Restricted Stock Units (unless any such award specifically provides otherwise):

                  (a) Leave owned shares on deposit with the Company and vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the earlier of the date the


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                           Participant attains age 65 or the termination date of
                           the applicable restricted period; or

                  (b) Withdraw owned shares and vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date the shares on deposit are withdrawn. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of early retirement, as a percentage of the applicable restricted period.

         E.       Spin-offs

                  If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of all outstanding Awards under the Plan.


14.      AMENDMENTS OF THE PLAN

         The Plan may be terminated, modified, or amended by the Board of Directors of the Company. The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, the Committee may at any time terminate, modify, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders of the Company which would:

                  (i) materially increase the number of shares which may be issued under the Plan;

                  (ii) materially increase the benefits accruing to Participants under the Plan; or

                  (iii) materially modify the requirements as to eligibility for participating in the Plan.

         The Board of Directors shall have authority to cause the Company to take any action related to the Plan which may be required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, and the rules and regulations prescribed by the Securities and Exchange Commission. Any such action shall be at the expense of the Company.

         No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to a prior Award without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.


15.      FOREIGN JURISDICTIONS

         The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any


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         foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Awards under the Plan.


16.      NOTICE

         All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

                  General Mills, Inc.
                  Number One General Mills Boulevard
                  Minneapolis, Minnesota 55426
                  Attention: Corporate Compensation



Effective September 20, 1993
As Amended June 27, 1994
As Amended February 26, 1996
   (effective as of August 10, 1994)
As Amended June 24, 1996
As Amended July 1, 2000


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